Exhibit 99.1

January 30, 2025

Via E-mail

Masimo Corporation
52 Discovery
Irvine, CA 92618
Attn: Tom McClenahan, Executive Vice President, General Counsel and Corporate Secretary

Re: Resignation as a Director of Masimo Corporation

Dear Corporate Secretary:

Pursuant to Article II, Section 3 of the Fifth Amended and Restated Bylaws of Masimo Corporation (the “Company”), effective as of the commencement of the Company’s 2025 annual meeting of stockholders, I hereby voluntarily and irrevocably resign from the Company’s Board of Directors (the “Board”) and all committees thereof, without the need for acceptance or further action by any person or the Board.

My irrevocable resignation does not reflect any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

This resignation letter is intended to comply with any relevant provisions of the organizational documents of the Company and with the relevant provisions of the laws of the State of Delaware.

Sincerely,

/s/ Robert A. Chapek
Robert A. Chapek